                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 333-62725) pertaining to the registration of 400,000 shares of Common Stock in the Insignia/ESG Holdings, Inc. 401(k) Savings Plan, (2) the Registration Statement (Form S-8 No. 333-62727) pertaining to the registration of 1,500,000 shares of Common Stock under Insignia/ESG Holdings, Inc. 1998 Employee Stock Purchase Plan, (3) the Registration Statement (Form S-8 No. 333-62731) pertaining to the registration of 3,500,000 shares of Common Stock under Insignia/ESG Holdings, Inc. 1998 Stock Incentive Plan, (4) the Registration Statement (Form S-8 No. 333-67475) pertaining to the registration of 1,289,329 shares of Common Stock of Insignia Financial Group, Inc.(f/k/a Insignia/ESG Holdings, Inc.) under the Richard Ellis Group Limited 1997 Unapproved Share Option Scheme, (5) the Registration Statement (Form S-8 No. 333-77353) pertaining to the registration of 611,962 shares of Common Stock of Insignia Financial Group under the St. Quintin Holdings Limited 1999 Unapproved Share Option Scheme and (6) the Registration Statement (Form S-8 No. 333-78639) pertaining to the Insignia Financial Group, Inc. 401(k) Restoration Plan of our report dated June 14, 1999 with respect to the financial statements and schedules of Insignia Financial Group, Inc. 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



                                               /s/ Ernst & Young LLP


Greenville, South Carolina
June 24, 1999